Exhibit 24.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated December 8, 2005 (July 5, 2006, as to the effects of the restatements discussed in Note 16), relating to the financial statements and financial statement schedules of Tutogen Medical, Inc., appearing in the Annual Report on Form 10-K/A of Tutogen Medical, inc. for the year ended September 30, 2005.
DELOITTE & TOUCHE LLP
/s/ Deloitte & Touche LLP
December 19, 2006